SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report: March 3, 2000 Commission file number 1-6187

                                ALBERTSON'S, INC.
             -------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)

                               Delaware 82-0184434
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            (State of Incorporation) (Employer Identification Number)

           250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (208) 395-6200
                                 --------------



Item 5. Other Events.

     On March 2, 2000, Albertson's, Inc. issued its press release reporting preliminary unaudited sales for the fifty-three week year ended February 3, 2000, and fourteen-week quarter ended February 3, 2000, and confirming earnings guidance, which is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

     Correction is made to the following statement under the heading "Quarterly Financial Data" on page 39 of the Albertson's, Inc. Consolidated Financial Statements filed as exhibit 99 to the Current Report on Form 8-K filed on September 22, 1999 (the September 1999 8-K).

     In the September 1999 8-K, Albertson's, Inc. reported that fourth quarter 1998 operating results included a pre-tax merger related stock option charge of $195.3 million ($0.28 per share, after tax) related to the exercisibility of 6.4 million equivalent limited stock appreciation rights due to the approval by ASC's stockholders of the Merger Agreement. The after-tax effect of the stock option charge should have been $0.31 per share.


Exhibit
  No.   Description

99.1    Press Release dated March 2, 2000



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                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, Albertson's, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ALBERTSON'S, INC.
                                           -----------------
                                           (Registrant)


Date:    March 3, 2000                     /S/ A. Craig Olson
----------------------                     ----------------------------
                                           A. Craig Olson
                                           Executive Vice President,
                                           Chief Financial Officer

                               Index to Exhibits

                         Filed with the Current Report

                        on Form 8-K Dated March 3, 2000


Exhibit No. Description

99.1        Press Release dated March 2, 2000